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Exhibit 10.1

PROS STRATEGIC SOLUTIONS, INC.
1997 STOCK OPTION PLAN

PROS STRATEGIC SOLUTIONS, INC.

1997 STOCK OPTION PLAN

TABLE OF CONTENTS

Section
ARTICLE I—Plan
Purpose	1.1
Effective Date of Plan	1.2
ARTICLE II—Definitions
Affiliate	2.1
Board of Directors	2.2
Code	2.3
Committee	2.4
Company	2.5
Disability	2.6
Fair Market Value	2.7
Incentive Option	2.8
Nonqualified Option	2.9
Option	2.10
Option Agreement	2.11
Optionee	2.12
Plan	2.13
Retirement	2.14
Stock	2.15
10% Shareholder	2.16
ARTICLE III—Eligibility
ARTICLE IV—General Provisions Relating to Options
Authority to Grant Options	4.1
Dedicated Shares	4.2
Non-Transferability	4.3
Requirements of Law	4.4
Changes in the Company's Capital Structure	4.5
Market Stand-Off Agreement	4.6
ARTICLE V—Options
Type of Option	5.1
Option Price	5.2
Duration of Options	5.3
Amount Exercisable—Incentive Options	5.4
Exercise of Options	5.5
Exercise on Termination of Employment	5.6
Substitution Options	5.7
No Rights as Shareholder	5.8
ARTICLE VI—Administration
ARTICLE VII—Amendment or Termination of Plan

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ARTICLE VIII—Miscellaneous
No Employment or Affiliation Obligation	8.1
Forfeiture	8.2
Tax Withholding	8.3
Written Agreement	8.4
Indemnification of the Committee and the Board of Directors	8.5
Gender	8.6
Headings	8.7
Other Compensation Plans	8.8
Other Options or Awards	8.9
Governing Law	8.10

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ARTICLE I

Plan

        1.1    Purpose.    This Plan is intended to advance the best interests of the Company, its Affiliates, and its shareholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue to provide services to the Company or any of its Affiliates.

        1.2    Effective Date of Plan.    This Plan is effective May 1, 1997, if within one year of that date it shall have been approved by at least a majority vote of shareholders voting in person or by proxy at a duly held shareholders' meeting, or if the provisions of the Company's Articles of Incorporation or By-laws or applicable state law prescribes a greater degree of shareholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of shareholders. No Incentive Option or Nonqualified Option shall be granted pursuant to this Plan after April 30, 2007.

ARTICLE II

Definitions

        The words and phrases defined in this Article shall have the meaning set out in these definitions throughout this Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower, or different meaning.

        2.1   "Affiliate" means any parent corporation and any subsidiary corporation. The term "parent corporation" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain. The term "subsidiary corporation" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in the unbroken chain owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

        2.2   "Board of Directors" means the board of directors of the Company.

        2.3   "Code" means the Internal Revenue Code of 1986, as amended.

        2.4   "Committee" means the Board of Directors or a committee of the Board of Directors designated by the Board of Directors to administer the Plan.

        2.5   "Company" means PROS Strategic Solutions, Inc., a Texas corporation.

        2.6   "Disability" means the medically determinable mental or physical incapability of an employee to engage in any substantial gainful activity, which incapacity is reasonably expected to (or does in fact) continue for 12 months or more. If there is any disagreement between an employee and the Company with respect to whether such employee is disabled, then the Company and such employee shall obtain a determination from an impartial reputable physician selected for the purpose of making such determination, whose decision shall be binding upon all parties. If the Company and such employee cannot agree upon the selection of such physician, the then current president of the Harris County, Texas, Medical Society may make the selection of such physician, which selection shall be binding upon all parties and such physician's decision shall be binding upon all parties.

        2.7   "Fair Market Value" of the Stock as of any date means the value of the Stock as determined by the Committee in its sole discretion.

        2.8   "Incentive Option" means an option granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of section 422 of the Code.

        2.9   "Nonqualified Option" means an option granted under this Plan other than an Incentive Option.

        2.10 "Option" means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.

        2.11 "Option Agreement" means the written agreement that sets out the terms of an Option, as such written agreement may be amended from time to time.

        2.12 "Optionee" means a person to whom an Option is granted.

        2.13 "Plan" means the PROS Strategic Solutions, Inc. 1997 Stock Option Plan, as set out in this document and as it may be amended from time to time.

        2.14 "Retirement" means retirement in good standing from the employ of the Company and all Affiliates under the rules of the Company in effect at the time of the Optionee's severance from employment with the Company and all Affiliates.

        2.15 "Stock" means the common stock of the Company, or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

        2.16 "10% Shareholder" means an individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

ARTICLE III

Eligibility

        The individuals who shall be eligible to receive Incentive Options shall be those employees of the Company or any of its Affiliates as the Committee shall determine from time to time. The individuals who shall be eligible to receive Nonqualified Stock Options shall be such individuals as the Committee shall determine from time to time. The Board of Directors may designate one or more individuals who shall not be eligible to receive any Option under this Plan.

ARTICLE IV

General Provisions Relating to Options

        4.1    Authority to Grant Options.    The Committee may grant Options to persons selected by it in accordance with the terms and conditions of this Plan. Subject only to any applicable limitations set out in this Plan, the number of shares of Stock to be covered by any Option to be granted to an Optionee shall be as determined by the Committee.

        4.2    Dedicated Shares.    The total number of shares of Stock with respect to which Options may be granted under the Plan shall be 58,665 shares. The shares may be treasury shares or authorized but unissued shares. The number of shares stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

        In the event that any outstanding Option shall expire or terminate for any reason or any Option is surrendered, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

        4.3    Non-Transferability.    Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him.

        4.4    Requirements of Law.    The Company shall not be required to sell or issue any Stock under any Option if issuing that Stock would constitute or result in a violation by the Optionee or the Company of any provision of any law, statute, or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option, the Company shall not be required to issue any Stock unless the Committee has received evidence satisfactory to it to the effect that the holder of that Option will not transfer the Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any Stock covered by this Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the Stock issuable on exercise of an Option is not registered, the Company may imprint on the certificate evidencing the Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an Option and the issuance of shares thereunder, to comply with any law or regulation of any governmental authority.

        4.5    Changes in the Company's Capital Structure.    (a) The existence of outstanding Options shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or its rights, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)   If the Company shall effect a subdivision or consolidation of shares or other capital adjustment of, or the payment of a dividend in capital stock or other equity securities of the Company on, Stock, or other increase or reduction of the number of shares of Stock without receiving consideration therefor in money, services, or property, or the reclassification of Stock, in whole or in part, into other equity securities of the Company, then (i) the number, class and per share price of shares of Stock subject to outstanding Options hereunder shall be appropriately adjusted (or in the case of the issuance of other equity securities as a dividend on, or in a reclassification of, Stock, the Options shall extend to such other securities) in such a manner as to entitle an Optionee to receive, upon exercise of an Option, for the same aggregate cash consideration, the same total number and class or classes of shares (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) he would have held after such adjustment if he had exercised his Option in full immediately prior to the event requiring the adjustment, or, if applicable, the record date for determining shareholders to be affected by such adjustment; and (ii) the number and class of shares then reserved for issuance under this Plan (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) shall be adjusted by substituting for the total number and class of shares of Stock then received, the number and class or classes of shares of Stock (or in the case of a dividend of, or reclassification into, other equity securities, such other securities) that would have been received by the owner of an equal number of outstanding shares of Stock as a result of the event requiring the adjustment. Comparable rights shall accrue to each Optionee in the event of successive subdivisions, consolidations, capital adjustments, dividends or reclassifications of the character described above.

        (c)   If (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), or (iii) the Company is to be dissolved and liquidated (each such event is referred to herein as a "Corporate Change"), no later than ten (10) days after the approval by the shareholders of the Company of such merger, consolidation, reorganization, sale, lease or exchange of assets or dissolution, the Committee, acting in its sole discretion without the consent or approval of any Optionee, shall act to effect one or more of the following alternatives, which may vary among individual Optionees and which may vary among Options held by any individual Optionee: (1) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all unexercised Options and all rights of Optionees thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Optionees of some or all of the outstanding Options held by such Optionees (irrespective of whether such Options are then exercisable under the provisions of this Plan or the Option Agreements evidencing such Options) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Optionee an amount of cash per share equal to the excess, if any, of the per share price offered to shareholders of the Company in any such merger, consolidation, reorganization, sale of assets or dissolution transaction over the exercise price(s) under such Options for such shares, (3) make such adjustments to the number and class of shares then reserved for issuance under this Plan and/or to Options then outstanding as the Committee deems appropriate to reflect such Corporate Change, including, but not limited to, having Options then outstanding assumed by the corporation surviving as a result of such Corporate Change and/or having a new option substituted by such surviving corporation for Options then outstanding (provided, however, that the Committee may determine in its sole discretion that no such adjustment is necessary), or (4) provide that the number and class of shares of Stock covered by an Option theretofore granted shall be adjusted so that such Option shall thereafter cover the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Optionee would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution, the Optionee had been the holder of record of the number of shares of Stock then covered by such Option.

        (d)   In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Option and not otherwise provided for by this Section 4.5, any outstanding Options and any agreements evidencing such Options shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of stock or other consideration subject to such Options. In the event of any such change in the outstanding Stock, the aggregate number of shares available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

        (e)   The issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion of shares or obligations of the Company convertible into shares or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class, or price of shares of Stock then subject to outstanding Options.

        4.6    Market Stand-Off Agreement.    In connection with any underwritten public offering after the effective date of this Plan pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as in effect from time to time (the "Securities Act"), covering the offering and sale of shares of Stock, or of any equity security that as a part of a unit includes Stock, for the account of the Company, an Optionee, if and to the extent requested in good faith by the Company and the managing underwriter of securities of the Company, shall agree not to sell or otherwise transfer or dispose of any shares of Stock held by him or her or acquired by him or her pursuant to the exercise of an Option (except shares of Stock included in the registration statement relating to such underwritten public offering) at any time during a period following the effective date of the registration statement relating to such underwritten public offering; provided, however, that in no event shall such period exceed 180 days. In order to enforce the foregoing covenant, subject to the foregoing exceptions, the Company may impose stop-transfer instructions with respect to such shares of Stock of an Optionee (and the securities of every other person subject to such restriction) until the end of such period. The provisions of this Section 4.6 shall apply until the earlier to occur of (i) five (5) years following the effective date of the "First Qualified Public Offering" (as hereinafter defined), or (ii) such time as an Optionee can sell all remaining shares of Stock held by him or her within a ninety (90) day period pursuant to Rule 144 or 145 under the Securities Act. For purposes of this Section 4.6, the term "First Qualified Public Offering" means a firm commitment underwriting that satisfies any requirement contained in the Company's charter document relating to the aggregate net proceeds attributable to sales for the account of the Company with respect to an underwritten public offering or, if the Company's charter document contains no such requirement, the first underwritten public offering of the Company for the sale of Stock of which the aggregate net proceeds attributable to sales for the account of the Company exceed $20,000,000.

ARTICLE V

Options

        5.1    Type of Option.    The Committee shall specify whether a given Option shall constitute an Incentive Option or a Nonqualified Option.

        5.2    Option Price.    The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted or, if the Shares are without par value on the date the Option is granted, such consideration, expressed in dollars, as may be fixed from time to time by the Board of Directors. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100% of Fair Market Value. In the case of any 10% Shareholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted.

        The price at which shares of Stock may be purchased under a Nonqualified Option shall not be less than the greater of: (a) 80% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted or, if the Shares are without par value on the date the Option is granted, such consideration, expressed in dollars, as may be fixed from time to time by the Board of Directors. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under a Nonqualified Option shall be more than 100% of Fair Market Value.

        5.3    Duration of Options.    No Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted. In the case of a 10% Shareholder, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted.

        5.4    Amount Exercisable—Incentive Options.    Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

        5.5    Exercise of Options.    Each Option shall be exercised by the delivery of written notice to the Committee setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with: (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company, (b) Stock at its Fair Market Value on the date of exercise, and/or (c) any other form of payment which is acceptable to the Committee, in each case for an amount equal to the exercise price of such shares, and specifying the address to which the certificates for such shares are to be mailed; provided, however, that any share of Stock delivered as payment, in whole or in part, of such exercise price must either (i) not have been acquired by the Optionee from the Company, or (ii) have been held by the Optionee for at least six (6) months prior to such exercise. As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Optionee certificates for such shares, issued in the Optionee's name. If shares of Stock are used in payment of the exercise price, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft or postal or express money order payable to the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Optionee, at the address specified by the Optionee in his notice of exercise.

        Whenever an Option is exercised by exchanging shares of Stock owned by the Optionee, the Optionee shall deliver to the Company certificates registered in the name of the Employee representing a number of shares of Stock legally and beneficially owned by the Optionee, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates, (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provide the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition of an Option.

        5.6    Exercise on Termination of Employment.

          (a)    Termination Other Than By Death or Disability.    Unless it is expressly provided otherwise in the Option Agreement, each Option shall terminate on the earlier of the date of expiration of the Option or the date that is one day less than three months after the severance of the employment relationship between the Optionee and the Company and all Affiliates for any reason (including, but not limited to, Retirement), whether with or without cause, other than death or Disability (the earlier of such dates being referred to herein as the "Option Termination (Severance) Date"), and during such period the Optionee shall be entitled, at any time prior to the Option Termination (Severance) Date, to exercise the Option in respect of the number of shares that the Optionee would have been entitled to purchase had the Optionee exercised the Option immediately prior to such severance of employment. If such Optionee should die after such severance of employment and prior to the Option Termination (Severance) Date, any rights such Optionee may have to exercise the Option shall be exercisable by the Optionee's executors or administrators or the person or persons to whom the Option shall have been transferred by his will or by the laws of descent or distribution, as applicable, for the remainder of the period prior to the Option Termination (Severance) Date, unless it is expressly provided otherwise in the Option Agreement. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment of the Employee shall be determined by the Committee at that time.

          In determining the employment relationship between the Company and the Employee, employment by any Affiliate shall be considered employment by the Company, as shall employment by a corporation issuing or assuming a stock option in a transaction to which Section 424(a) of the Code applies, or by a parent corporation or subsidiary corporation of the corporation issuing or assuming a stock option (and for this purpose, the phrase "corporation issuing or assuming a stock option" shall be substituted for the word "Company" in the definitions of parent corporation and subsidiary corporation in Section 2.1, and the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code).

          (b)    Death.    If the Optionee, while in the employ of the Company and before the date of expiration of the Option, dies, the Option shall terminate on the earlier of the date of expiration of the Option or the date that is one day less than one year following the date of the Optionee's death (the earlier of such dates being referred to herein as the "Option Termination (Death) Date"), unless it is expressly provided otherwise in the Option Agreement. After the death of the Optionee while in the employ of the Company and before the Option Termination (Death) Date, the Optionee's executors or administrators or any person or persons to whom his Option shall have been transferred by his will or by the laws of descent and distribution, as applicable, shall have the right, at any time prior to the Option Termination (Death) Date, to exercise the Option in respect of the number of shares that the Optionee would have been entitled to purchase had he exercised the Option immediately prior to his death, unless it is expressly provided otherwise in the Option Agreement.

          (c)    Disability.    If, before the expiration of an Option, the Optionee shall be severed from the employ of the Company and all Affiliates for Disability, the Option shall terminate on the earlier of the date of expiration of the Option or the date that is one day less than one year after the date the Optionee was severed because of Disability (the earlier of such dates being referred to herein as the "Option Termination (Disability) Date"), unless it is expressly provided otherwise in the Option Agreement. Unless it is expressly provided otherwise in the Option Agreement, in the event that the Optionee shall be severed from the employ of the Company and all Affiliates for Disability, the Optionee shall have the right prior to the Option Termination (Disability) Date to exercise the Option in respect of the number of shares that the Optionee would have been entitled to purchase had the Optionee exercised the Option immediately prior to his severance of employment for Disability. If such Optionee should die after such severance of employment for Disability and prior to the Option Termination (Disability) Date, any rights such Optionee may have to exercise the Option shall be exercisable by his executors or administrators or the person or persons to whom the Option shall have been transferred by his will or by the laws of descent or distribution, as applicable, for the remainder of the period prior to the Option Termination (Disability) Date, unless it is expressly provided otherwise in the Option Agreement.

        5.7    Substitution Options.    Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of or affiliated with the Company or any Affiliate as the result of a merger or consolidation of the employing corporation with the Company or any Affiliate, or the acquisition by the Company or any Affiliate of the assets of the employing corporation, or the acquisition by the Company or any Affiliate of stock of the employing corporation as the result of which it becomes an Affiliate of the Company. The terms and conditions of the substitute Options granted may vary from the terms and conditions set out in this Plan to the extent the Committee, at the time of grant, may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted.

        5.8    No Rights as Shareholder.    No Optionee shall have any rights as a shareholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

ARTICLE VI

Administration

        This Plan shall be administered by the Committee. All questions of interpretation and application of this Plan and Options shall be subject to the determination of the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. This Plan shall be administered in such a manner as to permit the Options granted under it that are designated to be Incentive Options to qualify as Incentive Options. In carrying out its authority under this Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities, to:

          (a)   determine the individuals to whom and the time or times at which Options will be made,

          (b)   determine the number of shares and the purchase price of Stock covered in each Option, subject to the terms of this Plan,

          (c)   determine the terms, provisions and conditions of each Option, which need not be identical,

          (d)   accelerate the time at which any outstanding Option may be exercised,

          (e)   prescribe, amend and rescind rules and regulations relating to administration of this Plan, and

          (f)    make all other determinations and take all other actions deemed necessary, appropriate, or advisable for the proper administration of this Plan.

The actions of the Committee in exercising all of the rights, powers, and authorities set out in this Article and all other Articles of this Plan, when performed in good faith and in its sole judgment, shall be final, conclusive and binding on all parties.

ARTICLE VII

Amendment or Termination of Plan

        The Board of Directors of the Company may amend, terminate or suspend this Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (a) change the aggregate number of shares of Stock that may be issued under Incentive Options, (b) change the class of employees eligible to receive Incentive Options, or (c) decrease the exercise price for Incentive Options below the Fair Market Value of the Stock at the time it is granted, shall be made without the approval of the holders of a majority of the outstanding shares of the Company's voting stock present in person or by proxy and entitled to vote thereon. Subject to the preceding sentence, the Board shall have the power to make any changes in this Plan and in the regulations and administrative provisions under it or in any outstanding Incentive Option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any Incentive Option granted under this Plan to continue to qualify as an incentive stock option or such other stock option as may be defined under the Code so as to receive preferential federal income tax treatment.

ARTICLE VIII

Miscellaneous

        8.1    No Employment or Affiliation Obligation.    The granting of any Option shall not constitute an employment or consulting contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or to retain or to continue to retain the services of any Optionee. The right of the Company or any Affiliate to terminate the employment or retention of any person shall not be diminished or affected by reason of the fact that an Option has been granted to him.

        8.2    Forfeiture.    Notwithstanding any other provisions of this Plan, if during the time that an Optionee holds an Option the Committee finds by a majority vote after full consideration of the facts that the Optionee (a) committed or engaged in fraud, embezzlement, theft, commission of a felony, or proven dishonesty in the course of his employment by or affiliation with the Company or an Affiliate, which conduct damaged the Company or an Affiliate, or disclosed trade secrets of the Company or an Affiliate, or (b) participated, engaged in or had a material, financial or other interest, whether as an employee, officer, director, consultant, contractor, shareholder, owner, or otherwise, in any commercial endeavor anywhere in the world where the Company conducts business that is competitive with the business of the Company or an Affiliate without the written consent of the Company or such Affiliate, then the Optionee shall forfeit all outstanding Options, including all exercised Options pursuant to which the Company has not yet delivered a stock certificate. Clause (b) shall not be deemed to have been violated solely by reason of the Optionee's ownership of stock or securities of any publicly owned corporation, if that ownership does not result in effective control of such corporation.

        The decision of the Committee as to the damage done to the Company or an Affiliate, and the extent of the Optionee's competitive activity shall be final.

        8.3    Tax Withholding.    The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Optionee who is an employee of the Company or an Affiliate any sums required by federal, state, or local tax law to be withheld with respect to the grant or exercise of an Option. In the alternative, the Company may require the Optionee (or other person exercising the Option) to pay the sum directly to the employer corporation. If the Optionee (or other person exercising the Option) is required to pay the sum directly, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the date of exercise or lapse of restrictions. The Company shall have no obligation upon exercise of any Option until payment has been received, unless withholding (or offset against a cash payment) as of or prior to the date of exercise is sufficient to cover all sums due with respect to that exercise. The Company and its Affiliates shall not be obligated to advise an Optionee of the existence of the tax or the amount that the employer corporation will be required to withhold.

        8.4    Written Agreement.    Each Option shall be embodied in a written Option Agreement which shall be subject to the terms and conditions of this Plan and shall be signed by the Optionee and by a member of the Committee on behalf of the Committee and the Company. The Option Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms of this Plan.

        8.5    Indemnification of the Committee and the Board of Directors.    With respect to administration of this Plan, the Company shall indemnify each present and future member of the Committee and the Board of Directors against, and each member of the Committee and the Board of Directors shall be entitled without further act on his part to indemnity from the Company for, all expenses (including attorney's fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him in connection with or arising out of any action, suit, or proceeding in which he may be involved by reason of his being or having been a member of the Committee and/or the Board of Directors, whether or not he continues to be a member of the Committee and/or the Board of Directors at the time of incurring the expenses—including, without limitation, matters as to which he shall be finally adjudged in any action, suit or proceeding to have been found to have been negligent in the performance of his duty as a member of the Committee of the Board of Directors. However, this indemnity shall not include any expenses incurred by any member of the Committee and/or the Board of Directors in respect of matters as to which he shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee or the Board of Directors. In addition, no right of indemnification under this Plan shall be available to or enforceable by any member of the Committee and the Board of Directors unless, within 60 days after institution of any action, suit or proceeding, he shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and the Board of Directors and shall be in addition to all other rights to which a member of the Committee and the Board of Directors may be entitled as a matter of law, contract, or otherwise.

        8.6    Gender.    If the context requires, words of one gender when used in this Plan shall include the others and words used in the singular or plural shall include the other.

        8.7    Headings.    Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Plan and shall not be used in construing the terms of this Plan.

        8.8    Other Compensation Plans.    The adoption of this Plan shall not affect any other stock option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall this Plan preclude the Company from establishing any other forms of incentive or other compensation for employees of the Company or any Affiliate.

        8.9    Other Options.    The grant of an Option shall not confer upon the Optionee the right to receive any future or other Options under this Plan, whether or not Options may be granted to similarly situated Optionees, or the right to receive future Options upon the same terms or conditions as previously granted.

        8.10    Governing Law.    The provisions of this Plan shall be construed, administered, and governed under the laws of the State of Texas.

INCENTIVE STOCK OPTION AGREEMENT
PROS STRATEGIC SOLUTIONS, INC.
1997 STOCK OPTION PLAN

        This INCENTIVE STOCK OPTION AGREEMENT (this "Agreement") is made between PROS Strategic Solutions, Inc., a Texas corporation (the "Company"), and                        (the "Employee"). The Company considers that its interests will be served by granting the Employee an option to purchase shares of common stock of the Company as an inducement for his continued and effective performance of services for the Company. The Board of Directors of the Company (the "Board") has adopted, and the shareholders have approved, the PROS Strategic Solutions, Inc. 1997 Stock Option Plan (the "Plan"), a copy of which is attached hereto and incorporated by reference herein. The Employee has been designated as a participant in the Plan. Terms that are not specifically defined in this Agreement shall have the meanings ascribed to them in the Plan.

  IT IS AGREED:

        1.     (a)    Subject to the terms of the Plan and this Agreement, as of                        ,             (the "Date of Grant"), the Company hereby grants to the Employee an incentive stock option (the "Option") to purchase            shares of the common stock of the Company, no par value per share ("Stock"), at a price of $            per share, subject to adjustment as provided in the Plan (the "Option Price"). Subject to earlier expiration of the Option as herein provided, the Option is exercisable in accordance with the following schedule:

          (1)   the Option may not be exercised until the Employee has completed one year of continuous employment with the Company or any Affiliate following the Date of Grant;

          (2)   beginning on the day after the first anniversary of the Date of Grant, the Option may be exercised with respect to up to 1/5 of the shares subject to the Option;

          (3)   beginning on the day after the date that is one month after the first anniversary of the Date of Grant, and after the expiration of each succeeding one-month period, the Option may be exercised with respect to up to an additional 1/60th of the shares subject to the Option, so that after the expiration of the fifth anniversary of the Date of Grant, the Option shall be exercisable in full; and

          (4)   to the extent not exercised, installments shall be cumulative and may be exercised in whole or in part until the Option expires on the seventh anniversary of the Date of Grant.

               (b)   Notwithstanding the provisions of Section 1(a) hereof, the Option shall be fully exercisable upon the occurrence of any of the following on or after a "Change in Control" (as defined in Section 1(c)(1) hereof):

            (1)   the Employee's death;

            (2)   the Employee's Disability;

            (3)   the Employee's Retirement;

            (4)   the Employee's employment with the Company is terminated by the Company without "Cause" (as defined in Section 1(c)(2) hereof); or

            (5)   the Employee voluntarily terminates his employment with the Company for "Good Reason" (as defined in Section 1(c)(3) hereof).

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          (c)   As used in this Agreement, the following terms or phrases shall have the indicated meanings:

            (1)   "Change in Control" shall mean the occurrence of one or more of the following events:

              (i)    any person, entity, or "group", as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, (excluding, for this purpose, the Company, its subsidiaries, and the shareholders of the Company as of the date after the Date of Grant) becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote;

              (ii)   as a result of a merger, consolidation, reorganization, recapitalization, exchange offer, acquisition of assets or stock, or other transaction (each, a "Major Corporate Event"), the persons who were the shareholders of the Company immediately prior to such Major Corporate Event do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the surviving or resulting entity;

              (iii)  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its subsidiaries taken as a whole; or

              (iv)  the shareholders shall approve the dissolution of the Company.

            (2)   "Cause" shall mean the occurrence of any of the following events:

              (i)    the Employee is found guilty of, admits in writing facts amounting to, or is held civilly liable for fraud, embezzlement or dishonesty;

              (ii)   the Employee is convicted of a felony involving a crime of moral turpitude which through the lapse of time or otherwise is not subject to appeal;

              (iii)  the Employee knowingly discloses trade secrets or confidential Company information or matters to unauthorized persons;

              (iv)  the Employee willfully breaches or habitually neglects any duties the Employee is required to perform under the terms of the employment agreement or any other agreement or arrangement between the Employee and the Company then in effect and such breach or neglect is not cured within fifteen (15) days after the Company has provided the Employee with written notice of such breach or neglect; or

              (v)   the Employee materially breaches any of the other material terms of any employment agreement or any other agreement or arrangement between the Employee and the Company then in effect and any such breach is not cured within fifteen (15) days after the Company has provided the Employee with written notice of such breach.

            (3)   "Good Reason" shall mean the occurrence of any of the following events which is not cured by the Company within fifteen (15) days after the Employee has provided the Company with written notice of such event:

              (i)    the assignment to the Employee of any duties materially inconsistent with the Employee's position, authority, duties or responsibilities with the Company as established pursuant to the employment agreement or any other agreement or arrangement between the Employee and the Company then in effect;

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              (ii)   any reduction in the Employee's salary as established pursuant to the employment agreement or any other agreement or arrangement between the Employee and the Company then in effect;

              (iii)  the relocation of the Company's principal executive offices or the Employee's principal place of performance of his duties and responsibilities of employment with the Company to a location more than 50 miles outside of the central business district of the City of Houston, Texas; or

              (iv)  a material breach by the Company of any of its obligations to the Employee under the employment agreement or any other agreement or arrangement between the Employee and the Company then in effect.

        2.     Notwithstanding any other provision of this Agreement, this Option, to the extent not previously exercised, must be exercised in full or in an installment of not less than 500 shares of stock subject to the Option.

        3.     To the extent that the aggregate fair market value of Stock with respect to which incentive stock options are exercisable for the first time by the Employee during any calendar year (under the Plan or any other plan of the Company or its Affiliates) exceeds $100,000, the options will be treated as nonqualified stock options. For purposes of this rule, the fair market value of the Stock is determined at the time the option for the Stock is granted.

        4.     The Option granted to the Employee under this Agreement shall not be transferable or assignable by the Employee other than by will or the laws of descent and distribution, and shall be exercisable during the Employee's lifetime only by him.

        5.     Shares of Stock purchased pursuant to the exercise of the Option shall be subject to the terms and provisions of that certain Shareholders' Agreement dated May 1, 1997, among the Company and the shareholders of the Company that are parties thereto, as the same may be amended or restated from time to time (the "Shareholders Agreement"), including, but not limited to, any term or provision of the Shareholders Agreement that has survived the termination of the Shareholders Agreement and continues in effect at the time of such exercise. The Employee agrees that the Employee and the Employee's spouse, if any, will, on the first date of exercise of the Option, execute and deliver to the Company such documents and instruments as the Board of Directors of the Company, in its discretion, may require to evidence such persons' agreement to be bound by the terms and provisions of the Shareholders Agreement.

        6.     THE EMPLOYEE IS HEREBY NOTIFIED THAT IF HE DISPOSES OF STOCK TRANSFERRED TO HIM UPON HIS EXERCISE OF THIS OPTION WITHIN TWO YEARS AFTER THE DATE OF THE GRANTING OF THE OPTION OR WITHIN ONE YEAR AFTER THE TRANSFER OF THE STOCK TO HIM, ALL OR A PORTION OF HIS OPTION WILL BE TAXED AS IF IT WERE A NONQUALIFIED STOCK OPTION RATHER THAN AN INCENTIVE STOCK OPTION.

        7.     The Option may be exercised only while the Employee remains an employee of the Company or an Affiliate, except that:

          (a)   If, before the "Expiration Date" (as defined below), the employment relationship between the Employee and the Company and all Affiliates shall be severed for any reason (including, but not limited to, Retirement), whether with or without Cause, other than death or Disability, the Option shall terminate on the earlier of the Expiration Date or the date that is one day less than three months after such severance of employment (the earlier of such dates being referred to herein as the "Option Termination (Severance) Date"), and during such period the Employee shall be entitled, at any time prior to the Option Termination (Severance) Date, to exercise the Option

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  in respect of the number of shares that the Employee would have been entitled to purchase had the Employee exercised the Option immediately prior to such severance of employment. If the Employee should die after such severance of employment and prior to the Option Termination (Severance) Date, any rights the Employee may have to exercise the Option shall be exercisable by his executors or administrators or the person or persons to whom the Option shall have been transferred by his will or by the laws of descent and distribution, as applicable, for the remainder of the period prior to the Option Termination (Severance) Date.

          (b)   If, before the Expiration Date, the Employee dies while in the employ of the Company or an Affiliate, the Option shall terminate on the earlier of the Expiration Date or the date that is one day less than one year following the date of his death (the earlier of such dates being referred to herein as the "Option Termination (Death) Date"), and during such period the Employee's executors or administrators or the person or persons to whom the Option shall have been transferred by his will or by the laws of descent and distribution, as applicable, shall have the right, at any time prior to the Option Termination (Death) Date, to exercise the Option in respect of the number of shares that the Employee would have been entitled to purchase had the Employee exercised the Option immediately prior to his death.

          (c)   If, before the Expiration Date, the Employee shall be severed from the employ of the Company and all Affiliates for Disability, the Option shall terminate on the earlier of the Expiration Date or the date that is one day less than one year after the date of such severance of employment because of Disability (the earlier of such dates being referred to herein as the "Option Termination (Disability) Date"), and during such period the Employee shall have the right, at any time prior to the Option Termination (Disability) Date, to exercise the Option in respect of the number of shares that the Employee would have been entitled to purchase had the Employee exercised the Option immediately prior to such severance of employment for Disability. If the Employee should die after such severance of employment for Disability and prior to the Option Termination (Disability) Date, any rights the Employee may have to exercise the Option shall be exercisable by his executors or administrators or the person or persons to whom the Option shall have been transferred by his will or by the laws of descent or distribution, as applicable, for the remainder of the period prior to the Option Termination (Disability) Date.

The Option shall terminate and shall not be exercisable in any event after                        ,             (the "Expiration Date"). In the event of the severance of the employment relationship between the Employee and the Company and all Affiliates for any reason, whether with or without Cause, and including death, Retirement or Disability, the Option shall in no event continue to vest after such severance of employment except as expressly provided otherwise in Section 1(b) hereof.

        8.     This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the party against whom enforcement of any such change or termination is sought.

        9.     The Company shall not be deemed by the grant of the Option (as distinguished from a separate employment agreement, if any) to be required to employ the Employee for any period.

        10.   The Employee shall not have any rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of the stock certificate or certificates to him for such shares following his exercise of the Option pursuant to its terms and conditions and payment for the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

        11.   In the event of any difference of opinion concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Committee referred to in the Plan.

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        12.   The validity, construction and performance of this agreement shall be governed by the laws of the State of Texas. Any invalidity of any provision of this Agreement shall not affect the validity of any other provision.

        13.   All offers, notices, demands, requests, acceptances or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested. Any such notice mailed to the Company shall be addressed to its principal office, and any notice mailed to the Employee shall be addressed to the Employee's residence address as it appears on the books and records of the Company or to such other address as either party may hereafter designate in writing to the other.

        14.   This Agreement shall, except as herein stated to the contrary, inure to the benefit of and bind the legal representatives, successors and assigns of the parties hereto.

        15.   This Option is an incentive stock option which is intended to be governed by section 422 of the Internal Revenue Code of 1986, as amended.

        16.   In accepting this Option, the Employee accepts and agrees to be bound by all the terms and conditions of the Plan which pertain to incentive stock options granted under the Plan.

        17.   IN CONSIDERATION OF THE GRANT OF THE OPTION UNDER THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF ALL OF WHICH ARE HEREBY ACKNOWLEDGED AND CONFESSED, (A) THE EMPLOYEE HEREBY ACKNOWLEDGES AND AGREES THAT THE OPTION GRANTED TO THE EMPLOYEE UNDER THIS AGREEMENT CONSTITUTE FULL AND COMPLETE SATISFACTION OF ANY AND ALL OBLIGATIONS OF THE COMPANY AND/OR ANY OF THE "WOESTEMEYER BUSINESSES" (AS HEREINAFTER DEFINED) TO PROVIDE THE EMPLOYEE WITH OPTIONS TO ACQUIRE SHARES OF STOCK OF, AND/OR OPPORTUNITIES TO PURCHASE SHARES OF STOCK OF, AND/OR TO OTHERWISE PROVIDE THE EMPLOYEE WITH EQUITY PARTICIPATION IN, THE COMPANY OR ANY OF THE WOESTEMEYER BUSINESSES, AND (B) THE EMPLOYEE HEREBY RELEASES, RELINQUISHES, ACQUITS, AND FOREVER DISCHARGES THE COMPANY AND THE WOESTEMEYER BUSINESSES AND THEIR RESPECTIVE DIRECTORS, OFFICERS, SHAREHOLDERS, MEMBERS, PARTNERS, OWNERS, MANAGERS, JOINT VENTURERS, AGENTS, EMPLOYEES, AFFILIATES, TRUSTEES, ATTORNEYS, HEIRS, SUCCESSORS, AND ASSIGNS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION, LOSSES, DEBTS, OBLIGATIONS AND LIABILITIES OF EVERY KIND, KNOWN AND UNKNOWN, WHETHER IN CONTRACT OR IN TORT, OR ARISING UNDER OR BY VIRTUE OF ANY STATUTE, REGULATION, OR JUDICIAL DECISION, FOR OR WITH RESPECT TO ANY ADDITIONAL OR FUTURE OPTIONS TO ACQUIRE SHARES OF STOCK OF, OPPORTUNITIES TO PURCHASE SHARES OF STOCK OF, OR OTHER RIGHTS TO EQUITY PARTICIPATION IN, THE COMPANY OR ANY OF THE WOESTEMEYER BUSINESSES, ALL OF WHICH ADDITIONAL OR FUTURE OPTIONS, OPPORTUNITIES, AND OTHER RIGHTS ARE HEREBY DECLARED TERMINATED, NULL, VOID, AND OF NO FURTHER FORCE OR EFFECT WHATSOEVER. AS USED HEREIN, THE TERM "WOESTEMEYER BUSINESSES" MEANS ANY AND ALL BUSINESS ENTITIES (INCLUDING, BUT NOT LIMITED TO, ANY CORPORATION, PARTNERSHIP, JOINT VENTURE, LIMITED LIABILITY COMPANY, ASSOCIATION, UNINCORPORATED SOLE PROPRIETORSHIP, OR OTHER BUSINESS ENTITY, OR ANY DIVISION, BRANCH OR SEGMENT OF ANY THEREOF) WHICH, DIRECTLY OR INDIRECTLY, THROUGH ONE OR MORE INTERMEDIARIES IS CONTROLLED BY RONALD F. WOESTEMEYER AND/OR MARIETTE MELCHIOR WOESTEMEYER, INCLUDING, BUT NOT LIMITED TO, PROS ENERGY TECHNOLOGIES CORPORATION (FORMERLY KNOWN AS PROS ENERGY TECHNOLOGIES, INC.), A TEXAS CORPORATION, AND PROS-AVIATION INTELLIGENCE, INC., A TEXAS CORPORATION.

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        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the day and year first above written.

COMPANY:
PROS STRATEGIC SOLUTIONS, INC.
By:
Printed Name:
Printed Title:
EMPLOYEE:

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PROS STRATEGIC SOLUTIONS, INC. 1997 STOCK OPTION PLAN
PROS STRATEGIC SOLUTIONS, INC. 1997 STOCK OPTION PLAN
TABLE OF CONTENTS
ARTICLE I Plan
ARTICLE II Definitions
ARTICLE III Eligibility
ARTICLE IV General Provisions Relating to Options
ARTICLE V Options
ARTICLE VI Administration
ARTICLE VII Amendment or Termination of Plan
ARTICLE VIII Miscellaneous
INCENTIVE STOCK OPTION AGREEMENT PROS STRATEGIC SOLUTIONS, INC. 1997 STOCK OPTION PLAN